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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Raytheon Company of our reports dated January 25, 2000, except for the information in Note R as to which the date is March 7, 2000 and January 25, 2000 relating to the financial statements and financial statement schedules, respectively, which appear in Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Boston, Massachusetts
July 14, 2000